Exhibit 10.1

December 28, 2021

Scott Neils

[Address]

Dear Mr. Neils:

I am pleased to offer you the position of Interim Chief Financial Officer with Xtant Medical Holdings, Inc. The major terms of your employment offer are set forth on the attached TERM SHEET. Our proposed start date for the role is January 03, 2022, however let us know if this does not work for you.

This is a full-time, exempt position, reporting to Sean Browne, President and Chief Executive Officer. Your job duties and obligations are as generally described in your interview and will be described in more detail upon commencement of employment. The job duties and obligations may change from time to time as determined by the Company.

Upon receipt of your signed acceptance of the attached TERM SHEET, the company will prepare an employment agreement for signature, in addition to the usual and customary documents for you to sign included Company’s Acknowledgement of Conditions of Employment, Employee Proprietary Information, and Inventions.

Key areas of accountability include, but are not limited to, driving strategy, determining appropriate financial and operating metrics, and instilling accountability throughout the business as the Company executes initiatives to enhance operating profitability, reposition it’s commercial capabilities and restore growth. Your job duties and obligations will be described in more detail upon commencement of employment in the new role. The job duties and obligations may change from time to time as determined by the Company.

Best Regards,

/s/ Jeanine Maines

Jeanine Maines

Director of Human Resources

(406) 388-0480 ext. 1126

EMPLOYMENT OFFER TERM SHEET

Scott Neils

[Address]

[Telephone number] [Email]

Position Title

Interim Chief Financial Officer (CFO)

Reports to

Sean Browne, President and Chief Executive Officer (CEO)

Start Date

January 03, 2022

Annual Compensation:

Base Salary: $300,000

Bonus:

Target Bonus = 35% Base Salary: $105,000

Equity:

●	Initial promotion grant of an option to purchase 109,164 shares of the Company’s common stock and a restricted stock unit award covering 88,983 shares – standard vesting.
●	Eligible to receive annual grants thereafter in the sole discretion of the Board and Compensation Committee

Benefits:

●	Company health and retirement benefits
●	Company sponsored $50K term life insurance policy
●	Company sponsored short-term/long-term disability
●	Nine paid holidays
●	Paid Time Off

AGREED TO AND ACCEPTED:

/s/ Scott Neils	12/28/21
Employee Name	Date